Exhibit

4.1

NUMBER

AVC

VOXX International Corporation

SHARES

CLASS A
COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 91829F 10 4
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, OF THE PAR VALUE OF $.01 PER SHARE, OF
VOXX International Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and all amendments thereto (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof expressly assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

VOXX International Corporation CORPORATE SEAL 1987 DELAWARE

President

Secretary

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, N.J.)
Transfer Agent and Registrar,

By

Authorized Signature.

AMERICAN BANK NOTE COMPANY.

VOXX International Corporation

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock, or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Requests may be directed to the principal executive office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–..................... Custodian...................
(Cust) (Minor)
under Uniform Gifts to Minors
Act.................................
(State)

Additional abbreviations may also be used though not in the above list.

For value received,..hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

....

....
Please print or typewrite name and address including postal zip code of assignee

....

....

....Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint ....

....
Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ...

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Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.